UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: November 27, 2012

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Change of Officers and Appointment of Independent Non-Executive Chairman of Board

On November 27, 2012, Bill Tafuri resigned as the President and Chief Operating Officer of Liberty Silver Corp., a Nevada corporation (the “Company”).  Mr. Tafuri will continue his affiliation with the Company as the Project Manager of the Trinity Silver Project.

On November 27, 2012 the Company’s Board of Directors (the “Board”) appointed Geoff Browne, a director and the current CEO of the Company, to also serve as the President of the Company.  On the same day the Board appointed Timothy Unwin, a current director of the Company, to serve as the independent non-executive Chairman of the Board; prior to Mr. Unwin’s appointment, Mr. Browne served as the executive chairman of the Board.

The respective biographies of Mr. Browne and Mr. Unwin are set forth below:

R. Geoffrey ‘Geoff’ Browne. Mr. Browne currently serves as our Chief Executive Officer, President and a Director of the Company.  Mr. Browne has over 30 years of experience in the financial services industry in Canada, the U.S. and London, England.  In addition to his work with the Company, since July 1996 Mr. Browne has served as the Managing Partner of MWI & Partners, a private equity firm located in Ontario, Canada.  As the managing partner of MWI & Partners, Mr. Browne is responsible for making investments for the company.  Prior to founding MWI & Partners, Inc., from September 1976 to June 1996 Mr. Browne was a senior executive with Canadian Imperial Bank of Commerce and CIBC Wood Gundy Inc.  The last position he held at CIBC was Chief of Staff for CIBC World Markets.  Mr. Browne is active on numerous other corporate and not-for-profit Boards, and is one of three independent members of the Investment Review Committee of UBS Global Asset Management (Canada) Co. Mr. Browne is holds a B.A. in economics from the University of Western Ontario.

Timothy Unwin.  Mr. Unwin currently serves as a Director of the Company and the independent non-executive Chairman of the Company’s Board.  In addition to his work for the Company, Mr. Unwin is also the Chairman of the board of Evoke Neurosciences Inc., a private U.S based company specializing in neurological testing and reporting, and from January 2008 to the present, Mr. Unwin has been a partner emeritus at Blake, Cassels & Graydon LLP in Toronto.  Additionally, from February 2009 to the present, Mr. Unwin has served as a director and member of the Audit Committee of C.A. Bancorp Inc.  From March 2004 until his retirement as an active partner in December 2008, Mr. Unwin worked as the managing partner of the New York Office of Blake, Cassels & Graydon LLP.  As the managing partner, Mr. Unwin oversaw the management of the law firm and worked as a corporate and securities lawyer.  Prior to working as the managing partner of the New York Office of Blake, Cassels & Graydon LLP, Mr. Unwin was also the office managing partner at Blake’s office in London, England.  Mr. Unwin is a graduate of the director’s education program at the Institute of Corporate Directors at the Rotman School of Management, University of Toronto and is an institute certified director (ICD.D).

Family Relationships

There are no family relationships between any of the current directors or officers of the Company.

Compensation Agreements

The Company did not enter into any new contract or modify any existing contract with either Mr. Browne or Mr. Unwin in conjunction with the foregoing appointments.

ITEM 8.01 OTHER EVENTS

The Registrant issued the press release, filed as Exhibit 99.1 herewith, on November 28, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press Release of the Registrant dated November 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: November 28, 2012